                                                                    Exhibit 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated May 28, 1999, related to MST Analytics, Inc. and Subsidiaries, included in ATMI, Inc.'s Form 10-K for the year ended December 31, 2000, and all references to our Firm included in this registration statement. We also consent to the application of our report to the schedule included in that Form 10-K labeled "Valuation and Qualifying Accounts" as of the date and period covered by our report.




/s/ Arthur Andersen LLP



Chicago, Illinois
January 4, 2002